Exhibit to Item 77Q(1)(g)



SECRETARY'S CERTIFICATE

	I, David James, Secretary of HighMark Funds (the "Trust"), hereby certify that the following votes have been adopted, by the entire Board, including those Trustees who are not "interested persons" of the Trust as defined under Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act") at a meeting duly called and held on January 23, 2009, at which a quorum was present and acting throughout:

APPROVAL OF AGREEMENTS AND PLANS OF REORGANIZATION

RESOLVED:	That the Trustees hereby determine (i) that
participation in the transactions contemplated by the Agreements and Plans of Reorganization by and among the HighMark Funds (the "Trust"), on behalf of the series of the Trust listed below as an Acquiring Fund, North Track Funds, Inc. ("North
Track"), on behalf of the corresponding series of North Track listed below as an Acquired Fund, Ziegler and the Adviser,

ACQUIRED FUND                                ACQUIRING FUND

North Track Geneva (Mid
Cap) Growth Fund                      HighMark Geneva Growth Fund

North Track Equity
Income Fund                           HighMark Equity Income Fund

North Track NYSE Arca                 HighMark NYSE Arca Tech
Tech 100 Index Fund                   100 Index Fund

North Track Wisconsin                 HighMark Wisconsin Tax-
Tax-Exempt Fund                       Exempt Fund

North Track Large Cap Equity Fund     HighMark Value Momentum Fund

North Track S&P 100 Index Fund        HighMark Value Momentum Fund

North Track DJ US
Financial 100 Plus Fund               HighMark Large Cap Value Fund

North Track DJ US
Healthcare 100 Plus Fund              HighMark Large Cap Growth Fund


in substantially the form presented to this meeting, is advisable and in the best interest of each of the Acquiring Funds and its shareholders, (ii) that the interests of existing shareholders of each Acquiring
Fund will not be diluted as a result of its effecting the transaction, (iii) that the terms of the proposed transactions are fair and reasonable and do not involve over-reaching on the part of any persons concerned and (iv) that each of the proposed transactions is consistent with the investment policies of the relevant Acquiring Fund; that each of the Agreements and Plans of Reorganization be and hereby is authorized, adopted and approved and that the President, any Vice President and the Treasurer be, and each of them singly is, authorized and instructed to execute and deliver in the name and on behalf of the Trust and the Acquiring Funds, each Agreement and Plan of Reorganization in the form or substantially in the form presented to this meeting, with such changes therein as they or he or she shall, in their or his or her discretion, deem necessary, desirable or appropriate (such Agreements and Plans of Reorganization, with such changes therein, the "Reorganization Agreements"), the execution and delivery thereof to be conclusive evidence that the Reorganization Agreements as so executed and delivered has been authorized, adopted and approved by the Board of Trustees; and further

RESOLVED:	That the officers of the Trust, on behalf of the
Acquiring Funds, be, and they each hereby are, authorized to cause each Acquiring Fund to issue shares of beneficial interest of an Acquiring Fund in exchange for all or substantially all of the assets of the relevant Acquired Fund, all in accordance with the terms and subject to the conditions contained in the Reorganization
Agreements, and that, when issued, delivered and paid for in accordance therewith, such shares shall be validly issued, fully paid and non-assessable;
and further

RESOLVED:	That the officers of the Trust be and they are, and
each of them individually is, hereby authorized and empowered, in the name and on behalf of the Trust and Acquiring Funds, to execute and deliver any instruments, agreements, documents or certificates and to take any and all other actions or to do or cause to be done any other thing as may be shown by their or his or her judgment necessary, appropriate or desirable in order to give effect to and carry out the transactions contemplated by the Reorganization Agreements or otherwise authorized by the foregoing resolutions, the execution and delivery of any such instrument, agreement, document or certificate, the taking of any such action and the doing of any such thing to be conclusive evidence that the same is hereby authorized and approved; and further

AUTHORIZATION TO FILE FORM N-14 REGISTRATION STATEMENTS

RESOLVED:	That the filing(s) with the SEC of one or more
Registration Statements on Form N-14 (including any amendments thereto) containing a prospectus and statement of additional information for the purposes of reorganization of the Funds be, and hereby is, approved subject to any further changes deemed necessary by the officers of the Trust.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 14th day of September 2009.

     /S/ David James
     David James
     Secretary